Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the The Aegis Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the The Aegis Funds, for the year ended December 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the The Aegis Funds, for the stated period.

/s/Scott L. Barbee Principal Executive Officer, The Aegis Funds	/s/Sarah Q. Zhang Principal Financial Officer The Aegis Funds
Dated: March 3, 2016

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Aegis Value Fund, for purposes of Section 18 of the Securities Exchange Act of 1934.